ARTICLES OF RESTATEMENT

                                       OF

                         THE ARTICLES OF INCORPORATION

                                       OF

                          TEMPLETON GROWTH FUND, INC.

                           Under Section 2-608 of the
                      General Corporation Law of Maryland

                  THE UNDERSIGNED, DANIEL CALABRIA, being the Vice President of TEMPLETON GROWTH FUND, INC. (hereinafter, the
"Corporation"), hereby certifies:

                  FIRST: That the Articles of Incorporation of the Corporation were filed with the State Department of Assessments and Taxation on November 10, 1986.

                  SECOND: That this restatement of the Corporation's Articles of Incorporation has been approved by a majority of the Board of Directors.

                  THIRD: That the provisions set forth in the articles of restatement are all the provisions of the charter currently in effect and the charter is not amended by the articles of restatement.

                  FOURTH: That the current principal office of the Corporation is 700 Central Avenue, St. Petersburg, Florida 33733.



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                  FIFTH:  That the current directors of the Corporation are
as follows:


                                    John M. Templeton
                                    John M. Templeton, Jr.
                                    James W. Bradshaw
                                    F. Bruce Clarke
                                    William F. James
                                    Harry G. Kuch
                                    James I. McCord
                                    LeRoy C. Paslay
                                    Hasso-G von Diergardt
                                    Nancy S. DeMoss

                  The Articles of Incorporation of the Corporation are hereby restated as follows:
                  FIRST: The undersigned, KEITH W. VANDIVORT, whose post office address is 1730 Pennsylvania Avenue, N.W., Washington, D.C. 20006, being of full legal age, under and by virtue of the General Laws of the State of Maryland authorized the formation of corporations, is acting as sole incorporator with the intention of forming a corporation.
                  SECOND:  The name of the Corporation is TEMPLETON GROWTH
FUND, INC.
                  THIRD:  The purposes for which the Corporation is formed
are as follows:
                  (1) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or other-wise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or

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                           otherwise  dispose  of or turn to  account or realize
                           upon, securities (which term "securities" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof, be
                           deemed  to  include   any  stocks,   shares,   bonds,
                           debentures,   bills,   notes,   mortgages   or  other
                           obligations or evidences of indebtedness, and any options, certificates, receipts, warrants, futures contracts or other instruments representing rights to receive, purchase or subscribe for the same, or
                           evidencing  or  representing   any  other  rights  or
                           interests therein or in any property or assets; and any negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase or reverse repurchase agreements) created or issued by any United States or foreign issuer (which term "issuer"
                           shall,   for  the  purposes  of  these   Articles  of
                           Incorporation,   without   limiting  the   generality
                           thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates,
                           combinations,     organizations,    governments    or
                           subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of

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                           any securities,  all rights, powers and privileges in
                           respect thereof; and to do any and all acts and things for the preservation, protection, improvement
                           and   enhancement  in  value  of  any  and  all  such
                           securities.
                  (2) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.
                  (3) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may seem capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.
                  (4) To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of

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                           consideration  (including without limitation thereto,
                           securities) now or hereafter permitted by the laws of Maryland, by the Investment Company Act of 1940 and by these Articles of Incorporation, as its Board of Directors may determine.
                  (5) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of Maryland, by the Investment Company
                           Act of 1940 and by these Articles of Incorporation.
                  (6) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.
                  (7) To exercise and enjoy, in Maryland and in any other states, territories, districts and United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.
                  (8)      In general to carry on any other business in

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                           connection   with  or  incidental  to  its  corporate
                           purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and
                           exercise  all  the  powers,   rights  and  privileges
                           conferred upon corporations by the laws of the State of Maryland as in force from time to time.
The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of Maryland, nor shall the expression of one thing be deemed to exclude another though it be of like nature, not expressed; provided however, that the Corporation shall not have power to carry on within the State of Maryland any business

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whatsoever the carrying on of which would  preclude it from being  classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.
          Incident to meeting the purposes specified above, the Corporation also shall have the power:
                  (1) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose (by sale or otherwise) of any property, real or personal, and any interest therein.
                  (2) To borrow money and, in this connection, issue notes or other evidence of indebtedness.
                  (3) Subject to any applicable provisions of law, to buy, hold, sell, and otherwise deal in and with foreign exchange.
                  FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.
                  FIFTH:
                  (1)      The total number of shares of stock which the

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                           Corporation  shall  have  the  authority  to issue is
                           THREE HUNDRED MILLION (300,000,000) Common Shares of the par value of ONE CENT ($0.01) each and of the aggregate par value of THREE MILLION DOLLARS ($3,000,000).
                  (2) At all meetings of stockholders, each stock- holder of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the date fixed in accordance with the By-Laws for determination of stockholders entitled to vote at such meeting. Any fractional share shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends and distributions.
                  (3) Each holder of the capital stock of the Corporation upon proper written request (including signature guarantees if required by the Board of Directors) to the Corporation accompanied, when stock certificates representing such shares are outstanding, by surrender of the appropriate stock certificate or certificates in proper form for transfer (or such other form as the Board of Directors may provide) shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock standing in the name of

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                           such holder on the books of the  Corporation,  at the
                           net asset value of such shares, less any redemption fee fixed by the Board of Directors and payable to the Corporation not exceeding 1% of the net asset value of the shares redeemed. Any such redemption fee may be applied in such cases as may be determined by the Board. The method of computing such net asset value, the time as of which such net asset value shall be computed and the time within which the Corporation shall make payment therefore, shall be determined as hereinafter provided in Article SEVENTH of these Articles of Incorporation. Notwithstanding
                           the   foregoing,   the  Board  of  Directors  of  the
                           Corporation may suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem shares of such capital stock when permitted or required to do so by the Investment Company Act of 1940, as from time to time amended and any rule, regulation or order thereunder.
                  (4) All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and are redeemable at the option of the stockholder, in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption price for any

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                           such  shares,  determined  in the  manner  set out in
                           these Articles of Incorporation or in any amendment thereto. In the absence of any specification as to the purposes for which shares of the capital stock of the Corporation are redeemed or repurchased by it, all shares so redeemed or repurchased shall be deemed
                           to  be   acquired   for   retirement   in  the  sense
                           contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the Corporation shall not be reduced by the number of any shares redeemed or repurchased by it.
                  (5) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority, or other designated proportion of the shares, or to be otherwise taken or authorized by a vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.
                  (6) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of

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                           the Corporation of any class or any other security of
                           the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.
                  (7)      All   persons   who  shall   acquire   stock  in  the
                           Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.
                  SIXTH: The number of Directors of the Corporation shall be fixed by the By-Laws and shall initially be three. The names of those who shall act as such until the next annual meeting or until their successors are duly chosen and qualified are as follows:
                                            JOHN M. TEMPLETON
                                            JOHN M. TEMPLETON, JR.
                                            JAMES W. BRADSHAW

                  However, the By-Laws of the Corporation may fix the number of Directors at a number other than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors fixed by these Articles of Incorporation or in the By-Laws, within the limits specified in the By-Laws, provided that in no case shall the number of Directors be less than three, and to fill the vacancies created

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by any such increase in the number of Directors.  Unless otherwise provided by the By-Laws of the Corporation, the Directors of the Corporation need not be stockholders therein.

                  SEVENTH:   The following provisions are hereby
adopted for the purpose of defining, limiting and regulating the powers of the Corporation and the Directors and stockholders.
                  (1) The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year. Notwithstanding the foregoing, no such division into classes shall be made prior to the first annual meeting of stockholders of the Corporation.
                  (2) The holders of shares of the capital stock of the Corporation shall have only such rights to inspect the records, documents, accounts and books of the Corporation as are provided by the laws of Maryland, subject to reasonable regulations of the

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                           Board  of  Directors,  not  contrary  to the  laws of
                           Maryland, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such rights shall be exercised.
                  (3) Any Director, or any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Corporation.
                  (4)      If the By-Laws so provide, both the stockholders
                           and the Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.
                  (5) The Board of Directors shall have power from time to time to authorize payment of compensation to the
                           Directors  for  services  to  the   Corporation,   as
                           provided   in  the   By-Laws,   including   fees  for
                           attendance at meetings of the Board of Directors and of Committees.
                  (6)      In addition to the powers and authority
                           hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such

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                           powers  and do all  such  acts and  things  as may be
                           exercised  or  done  by  the  Corporation,   subject,
                           nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation and of the By-Laws of the Corporation.
                  (7) Shares of stock in other corporations shall be voted in person or by proxy by the President or a Vice-President, or such officer or officers of the Corporation as the Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.
                  (8) Subject to the provisions of the Investment Company Act of 1940, any director, officer or employee individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby

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                           affected  or  invalidated;  provided  that  in case a
                           director,   or   a   partnership,    corporation   or
                           association of which a director is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat on any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so
                           interested   or  a  member   of  a   partnership   so
                           interested.

                  (9) The computation of the net asset value of each share of capital stock referred to in these Articles of
                           Incorporation    shall   be
                           determined as required by the Investment Company Act of 1940 and, except as so required, shall be computed in accordance with the following rules:

                                (a)   The net asset value of each share of
                                      capital stock of the Corporation duly
                                      surrendered to the Corporation for
                                      redemption pursuant to the provisions of paragraph (3)of Article FIFTH of these


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                                       Articles of Incorporation shall  be
                                       determined as of the close of business
                                       on the New York Stock Exchange next
                                       succeeding the time when such capital

                                 (b)   The net asset value of each share of
                                       the capital stock of the Corporation
                                       for the purpose of the issue of such
                                       capital the stock shall be determined
                                       as of the close of business on the New
                                       New Stock Exchange next succeeding the
                                       receipt of an order to purchase such
                                       share.

                                (c) Unless and until otherwiese determined by the Board of Directors, the net asset value of the shares shall be computed as of the close of trading on each day the New Stock Stock Exchange is open for trading, by dividing the value of the Corporation's securities plus any cash and other assets (including accrued dividends and interest) liabilities less all liabilities less all
                                     (including accrued expenses) by the
                                     number of shares outstanding, the result
                                    being adjusted to the nearest whole cent.
                                     A security listed or traded on any
                                     United States or foreign stock exchange
                                     which the Board of Directors may from
                                     time to time
                                     approve for that purpose shall be valued at its last sale price on that exchange


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                                    prior to the time when assets are valued.
                                    All other securities for which over-the-market
                                     available shall be valued at the mean
                                     between the last current bid and asked
                                     price. Securities for which market
                             (d)     In addition to the foregoing, the Board of
                                     Directors is empowerd, in its absolute,
                                     to
                                     establish other bases or times, or both, for determining the net assets value of each share of stock of the Corporation in
accordance with the Investment Company Act of 1940 and to authorize the voluntary purchase by the Corporation either directly or through an agent, of shares of capital stock of the Corporation upon such terms as the Board of Directors.
  (e)    Except as otherwise permitted by the
        Investment Company Act of 1940, payment
        of the net asset value of shares of capital stock of the Corporation properly surrendered to it for redemption (less any redemption fee) shall be made by the

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                                     Corporation within seven days after tender
                                     which the right of the holders of the
                                 shares of capital stock of the Corporation
                                     to redeem such capital stock has been
                                     suspended. Any such payment may be made
 in
                                     portfolio securities of the Corporation
                                     and/or in cash, as the Board of Directors shall deem advisable, any no shareholder shall have a right, other than as determined by the Board of Directors, to have his shares redeemed in kind.

(f) The Board of Directors is empowered to cause the redemption of the shares held in any account if the aggregate net asset value of such shares (taken at cost or value, as determined by the Board) is less than such amount as the Board may fix, and the holder of such account, upon notice, does not comply with such other terms and conditions as may be fixed by the Board of Directors.
(g) Whenever any action is taken under this paragraph (9) of this Article SEVENTH of these Articles of Incorporation under any authorization to take action which is permitted by the Investment Company Act of 1940, such action shall be deemed to have been properly

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taken if such action is in accordance with the  construction of that Act then in effect as expressed in "no-action" letters of the staff of the Securities and Exchange Commission or any release, rule, regulation or order under that Act or any decision of a court of competent jurisdiction notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.
(h) Any action which may be taken by the Board of Directors of the Corporation under this paragraph (9) of this Article SEVENTH of these Articles of Incorporation may be taken by the description thereof in the then effective prospectus relating to the Corporation's shares under the Securities Act of 1933 rather than by formal resolution of the Board.
(i) Whenever under this paragraph (9) of this Article SEVENTH of these Articles of Incorporation the Board of Directors of the Corporation is permitted or required to place a value on assets of the Corporation, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the Investment Company Act of 1940.

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(10) In the event that any person  advances the  organizational  expenses of the
Corporation, such advances shall become an obligation of the Corporation, subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined in accordance with criteria fixed by the Board of Directors, to be amortized over a period or periods to be fixed by the Board.
   EIGHTH:   The duration of the Corporation shall be perpetual.
NINTH:   From  time  to  time  any  of  the  provisions  of  these  Articles  of
Incorporation may be amended, altered or repealed, upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in these Articles of Incorporation may be added or inserted upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article NINTH.

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The term "these Articles of  Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.
TENTH:  No Director or officer shall have
        liability to the Corporation or its stockholders for monetary damages except:
(1) To the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received.

(2) To the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

      Nothing in this Article TENTH shall protect any Director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                    No amendment, modification or repeal of this
                  Article TENTH shall adversely affect any right or protection of a Director or officer that exists at the time of such amendment, modification or repeal.

                                    IN WITNESS  WHEREOF,  TEMPLETON GROWTH FUND,
                  INC. has caused these Articles of Restatement to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Restatement are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein as to authorization and approval are true in all material respects and that this statement is made under the penalty of perjury.
                                                    TEMPLETON GROWTH FUND, INC.

                  [Corporate Seal]
                                                        By:/s/ DANIEL CALABRIA
                                                              Daniel Calabria
                                                              Vice President

                  Attest:

                  By:/s/THOMAS M. MISTELE
                           Thomas M. Mistele
                           Secretary